EXHIBIT 4.16

WARRANT

THIS WARRANT HAS BEEN ISSUED AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THE RIGHTS UNDER THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, OFFER, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

HEALTHETECH, INC.

Dated as of April 22, 2003

No. CS-12	Warrant to Purchase 85,000 Shares of Common Stock of the Company (subject to adjustment)

THIS CERTIFIES THAT, for value received, Mine O Mine, Inc. (the “Holder”) is entitled, subject to the terms and conditions set forth below, to purchase from HealtheTech, Inc., a Delaware corporation (the “Company”), up to eighty-five thousand (85,000) shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”), in the amounts and at the price per share set forth in Section 1 below, subject to the provisions and upon the terms and conditions set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefore as provided herein.

1. Number, Price and Expiration of the Shares.

(a) The Holder shall have the right to purchase up to a total of twenty-eight thousand three hundred thirty-three (28,333) of the Shares (as may be adjusted pursuant hereto), at an exercise price of $7.50 per share, which right shall terminate, to the extent not exercised, at 5:00 p.m., Mountain Time, on April 22, 2005.

(b) The Holder shall have the right to purchase up to a total of twenty-eight thousand three hundred thirty-three (28,333) of the Shares (as may be adjusted pursuant hereto), at an exercise price of $7.50 per share, which right shall terminate, to the extent not exercised, at 5:00 p.m., Mountain Time, on April 22, 2006.

(a) The Holder shall have the right to purchase up to a total of twenty-eight thousand three hundred thirty-four (28,334) of the Shares (as may be adjusted pursuant hereto), at an exercise price of $7.50 per share, which right shall terminate, to the extent not exercised, at 5:00 p.m., Mountain Time, on April 22, 2007.

2. Exercise of Warrant.

(a) Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1 and prior to the expiration of this Warrant, by (i) the tender to the Company at its principal office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) of a notice of exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”), duly completed and executed on behalf of the Holder, together with the surrender of this Warrant, and (ii) the payment to the Company of an amount equal to the applicable exercise price(s) multiplied by the number of Shares being purchased by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

(b) Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the applicable exercise price (at the date of calculation as set forth below)(the “Exercise Price”), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be: (i) if the Company’s Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, the closing sales price of the Company’s Common Stock (or the closing bid, if no sales were reported) as quoted by on such exchange or system (as reported in The Wall Street Journal or such other source as the Company shall reasonably deem reliable) on the day the Warrant and Notice of Exercise (complying with the requirements above) are received by the Company; or (ii) if there shall not at the time of exercise be an established market for the Company’s Common Stock, the fair market value shall be as determined by the Company in good faith.

(c) Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares shall be deemed to have been issued immediately prior to the close of business on the date of its tender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall direct the Company’s transfer agent to issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant with the same terms and conditions for the number of Shares that remain subject to this Warrant.

(d) Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to direct the Company’s transfer agent to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the applicable exercise price(s) multiplied by such fraction.

4. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5. Representations and Warranties of the Holder.

(a) Investment Intent. The Holder is acquiring the Warrant and the Shares issuable upon exercise of the Warrant, for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

(b) Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that he is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests.

(c) Speculative Nature of Investment. The Holder acknowledges that his investment in the Company is highly speculative and entails a substantial degree of risk and the Holder is in a position to lose the entire amount of such investment.

(d) Access to Data. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Holder has also had an opportunity to ask questions of officers of the Company, which questions were answered to his satisfaction. The Holder understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The

Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(e) Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

(f) Residency. The residency of the Holder is correctly set forth on the signature page hereto.

(g) Restriction on Resales. The Holder acknowledges that the Warrant and the Shares issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Holder further understands that there is no assurance that any exemption from registration under the Securities Act will be available or, if available, that such exemption will allow the Holder to dispose of or otherwise transfer this Warrant or any portion hereof and any Shares issuable pursuant to the exercise of the rights under this Warrant under the circumstances, in the amounts or at the times the Holder might propose.

(h) Rule 144. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. The Holder acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i) Authorization.

(i) The Holder has all requisite power and authority to execute and deliver this Warrant, to purchase the Shares issuable upon exercise of the rights under this Warrant and to carry out and perform his obligations under the terms and conditions of this Warrant. All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Warrant, and the performance of all of the Holder’s obligations under this Warrant, has been taken or will be taken prior to the purchase of this Warrant.

(ii) This Warrant, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(iii) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Holder in connection with the execution and delivery of this Warrant or the performance of the Holder’s obligations hereunder.

(j) Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with this Warrant, and the Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Warrant.

(k) Investor Counsel. The Holder acknowledges that he has had the opportunity to review this Warrant and the exhibits attached hereto and the transactions contemplated by this Warrant with his own legal counsel. The Holder is relying solely on such counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(l) Tax Advisors. The Holder has reviewed with his own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Warrant.

6. Transfer of Warrants; Restrictions on Transfer.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any written notice or written communication required or permitted to be given to the Holder may be delivered or given by any method provided in Section 11(d) hereof. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Warrant Agent. The Company may, by notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.

(c) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee. Subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 6(e) hereof, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form (the “Assignment Form”) attached hereto as Exhibit B) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of Warrant upon a Transfer. On surrender of this Warrant for exchange and a properly endorsed Assignment Form, and subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants with the same terms and conditions, in the name of the Holder or such other individual or entity as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise of the rights hereunder and the Company shall register any such transfer upon the Warrant Register. This Warrant and the Shares issuable upon exercise of the rights under this Warrant must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or any other transfer of any interest in any of the securities represented hereby. Upon the transfer of this Warrant pursuant to the terms of this Section 6, the transferee shall be a “Holder” under the terms hereof.

(e) Restrictions on Transfer of Warrants and Shares; Compliance with Securities Laws.

(i) The Holder agrees not to make any disposition of all or any portion of the Shares or this Warrant unless and until, and it shall be a condition to the transfer of all or any portion of the Shares or this Warrant that: (1) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (2) (A) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the transferee shall have agreed in writing to be bound by and subject to the terms, conditions, restrictions, obligations and other limitations set forth in this Warrant to the same extent as if such transferee were the original Holder hereunder, (C) the transferee shall have confirmed to the satisfaction of the Company in writing, substantially in the form attached hereto as Exhibit C, that the Shares or the Warrant purchased are being acquired solely for the transferee’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the transferee shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (D) if requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Warrant or such Shares under the Securities Act. This Warrant or any portion hereof and any Shares issuable pursuant to the exercise of the rights under this Warrant that are transferred to a transferee shall be subject to the terms, conditions, restrictions, obligations and other limitations set forth herein.

(ii) Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, substantially in the form attached hereto as Exhibit C, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

(iii) This Warrant and all Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

“ THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, OFFER, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION.”

(f) This Warrant may not be transferred in part unless such transfer is to a transferee who, pursuant to such transfer, receives the right to purchase at least five thousand (5,000) Shares hereunder (as adjusted from time to time in accordance with Section 9 hereof).

7. Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of the rights under this Warrant and, from time to time, to use its best efforts to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the rights under the Warrant.

8. Expiration; Early Termination. This Warrant shall expire on the dates provided in Section 1 hereof and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall terminate immediately prior to the voluntary liquidation, dissolution or winding up of the Company.

9. Adjustment Rights. The number and kind of shares purchasable hereunder and the applicable exercise price(s) therefore are subject to adjustment from time to time, as follows:

(a) Merger. If at any time after the date hereof there shall be any reorganization, recapitalization, merger or consolidation involving the Company in which shares of the Company’s stock (other than a reorganization, recapitalization, merger or consolidation or a related combination, reclassification, exchange, capital reorganization, subdivision of securities or other transaction otherwise provided for herein) are converted into or exchanged for securities, cash or other property, other than as would cause the expiration of this Warrant, then, as a part of such reorganization, recapitalization, merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of his rights to purchase the Shares hereunder, the kind and amount of securities, cash or other property of the successor corporation resulting from such reorganization, recapitalization, merger or consolidation, equivalent in value to that which a holder of the Common Stock deliverable upon exercise of such rights to purchase the Shares hereunder would have been entitled in such reorganization, recapitalization, merger or consolidation if such rights to purchase the Shares hereunder had been exercised immediately prior to such reorganization, recapitalization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such reorganization, recapitalization, merger or consolidation to the end that the provisions of this Warrant (including adjustments of the applicable exercise price(s) and number of shares of Common Stock purchasable pursuant to the terms and conditions of this Warrant) shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of the Holder’s rights to purchase the Shares pursuant to this Warrant.

(b) Reclassification of Shares. If the Company at any time after the date hereof shall, by combination, reclassification, exchange, capital reorganization or subdivision of securities or otherwise (other than a combination, reclassification, exchange, capital reorganization or subdivision of securities or a related reorganization, recapitalization, merger, consolidation or other transaction otherwise provided for herein), change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter provide for the right or rights to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, capital reorganization, subdivision or other change. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such combination, reclassification, capital reorganization, exchange, subdivision or change to the end that the provisions of this Warrant (including adjustments of the applicable exercise price(s) and number of shares of Common Stock purchasable pursuant to the terms and conditions of this Warrant) shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of the Holder’s rights to purchase the Shares pursuant to this Warrant.

(c) Subdivisions and Combinations. In the event that the Company shall at any time subdivide (by stock split, by payment of a stock dividend or otherwise) the outstanding shares of Common Stock, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the applicable exercise price(s) shall be proportionately decreased, and in the event that the Company shall at any time combine (by reclassification or otherwise) the outstanding shares of Common Stock into a lesser number of shares of Common Stock, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the applicable exercise price(s) shall be proportionately increased.

(d) Notice of Adjustments. Upon any adjustment of any of the exercise prices or any increase or decrease in the number of Shares purchasable upon the exercise of the rights under this Warrant in accordance with this Section 9, then, and in each such case, the Company, within thirty (30) days thereafter, shall promptly give notice thereof, to the Holder at the address of such Holder as shown on the Warrant Register of the Company, delivered by any method provided in Section 11(d) hereof, which notice shall state the event giving rise to the adjustment, the exercise price(s) as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each.

(e) Other Notices. In the event that the Company shall authorize: (1) the issuance of any dividend or other distribution on the Common Stock (other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right; or (iii) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities; (2) the voluntary liquidation, dissolution or winding up of the Company; or (3) any transaction resulting in the expiration of this Warrant; then, in each such case, the Company shall give written notice thereof to the Holder at the address of such Holder as shown on the Warrant Register of the Company, delivered by any method provided in Section 11(d) hereof, at least five (5) days prior to the effective date of such event. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Shares issuable upon exercise of the rights under this Warrant.

10. No Rights as Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of Common Stock or any other securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

11. Miscellaneous.

(a) Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof.

(b) Waiver and Amendment. Any provision of this Warrant may be amended, waived or modified only upon the written consent of the Company and the Holder.

(c) Successors and Assigns. Except as provided in Section 6, this Warrant, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any party hereto without the prior written consent of the other party. Any attempt by a party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Warrant shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the successors and assigns of the parties.

(d) Notices. All notices and other communications provided for hereunder shall be in writing and delivered, mailed or telecopied. Notices and other communications to the Holder shall be directed to the Holder at his address as shown on the Warrant Register maintained by the Company; and notices and other communications to the Company shall be directed to the Company at its address as shown on the signature page hereto (any notice or other communication sent to the Company should be directed to the attention of the President or Chief Financial Officer of the Company); or, as to each party, at such other address as shall be designated by such party in a written notice to the other party pursuant hereto. Any such notice or other communication shall be deemed to have been duly given (i) when sent by Federal Express or other overnight delivery service of recognized standing, on the business day following deposit with such service; (ii) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when telecopied, upon confirmation of receipt. Any party hereto may by notice so given change its address for future notice hereunder.

(e) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(f) Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Warrant.

(g) Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(h) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS WARRANT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(i) Counterparts. This Warrant may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(j) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date first above written.

HEALTHETECH, INC.

By:	/s/ James R. Mault
James R. Mault, M.D.
Chairman and Chief Executive Officer

Address: 523 Park Point Drive, 3rd Floor
Golden, Colorado 80401

In connection with the execution of this Warrant, the undersigned Holder acknowledges and agrees to the Representations and Warranties of the Holder contained in Section 5 hereof:

By:	/s/ Michael Parris
Name:
Title: COO

Address: 21650 Oxnard Street, #1925
Woodland Hills, CA

(Signature Page to Warrant to Purchase Shares of Common Stock of HealtheTech, Inc.)